Filed Pursuant to Rule 424(b)(5)

Registration No. 333-283904

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 18, 2024)

662,500 Ordinary Shares

Pre-Funded Warrants to Purchase up to 1,276,007 Ordinary Shares

Up to 1,276,007 Ordinary Shares underlying Pre-Funded Warrants

Jeffs’ Brands Ltd (the “Company” or “we”) is offering 662,500 ordinary shares, no par value (the “Ordinary Shares”), and Pre-Funded Warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 1,276,007 Ordinary Shares, directly to an institutional investor (the “Investor”) in a registered direct offering (the “Registered Direct Offering”) through this prospectus supplement and the accompanying base prospectus and pursuant to a securities purchase agreement, dated as of May 28, 2025, by and between the Company and the Investor (the “Registered Direct Purchase Agreement”).

The Ordinary Shares are being sold at purchase price of $0.30, and the Pre-Funded Warrants are being sold at a purchase price of $0.30 minus $0.0001 per Pre-Funded Warrant, are exercisable immediately upon issuance at an exercise price of $0.0001 per Ordinary Share and may be exercised at any time until exercised in full, subject to the limitation that exercise may not result in the Investor’s beneficial ownership exceeding 14.99% of our outstanding Ordinary Shares. This prospectus supplement and the accompanying base prospectus also relate to the issuance of Ordinary Shares upon the exercise of the Pre-Funded Warrants sold in the Registered Direct Offering.

The Ordinary Shares and warrants issued as part of our initial public offering (the “Public Warrants”), are listed on the Nasdaq Capital Market (“Nasdaq), under the symbol “JFBR” and “JFBRW,” respectively. On May 27, 2025, the last reported sale prices of the Ordinary Shares and Public Warrants were $0.405 and $0.022, respectively.

As of May 27, 2025, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates was approximately $2.1 million, which was calculated based on 4,476,843 Ordinary Shares outstanding, 4,247,624 of which were held by non-affiliates, based on a per share price of $1.49 per Ordinary Share, the closing price of our Ordinary Shares on April 30, 2025. During the 12 calendar months prior to, and including, the date of this prospectus, we sold no securities pursuant to General Instruction I.B.5 of Form F-3.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT AND IN OUR ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024 (THE “2024 ANNUAL REPORT”).

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Registered Direct Offering is expected to close on or about May 28, 2025, subject to the satisfaction of customary closing conditions. We have not arranged to place the funds from the Investor in a third-party escrow, trust or similar account.

The date of this prospectus supplement is May 28, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Base Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the Registered Direct Offering, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated December 18, 2024, including the documents incorporated by reference therein, which provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement.

If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of our Ordinary Shares. Our business, financial condition, liquidity, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Ordinary Shares and warrants to purchase our Ordinary Shares. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus. You should rely only on the information contained or incorporated by reference in this prospectus supplement.

In this prospectus supplement, unless otherwise stated or the context otherwise indicates, references to “JFBR,” “Jeffs’ Brands”, “the Company,” “we,” “us,” “our” and similar references refer to Jeffs’ Brands Ltd, a company incorporated under the laws of the state of Israel, and its subsidiaries and affiliates.

Effective as of market open on November 20, 2024, we conducted a reverse share split of our issued and outstanding Ordinary Shares at a ratio of 1-for-13 (the “Reverse Split”). All descriptions of our share capital, including share amounts and per share amounts in this prospectus supplement are presented after giving effect to the Reverse Split.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain information incorporated herein by reference contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus supplement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, those included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as those contained in our Annual Report on Form 20-F for the year ended December 31, 2024, including those described under “Risk Factors” herein and therein. Other risks may be described from time to time in our filings made under the securities laws, including our Annual Reports on Form 20-F and Reports of Foreign Private Issuer on Form 6-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not known. The forward-looking statements contained in this document are made only as of the date of this document. Except as required by law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, as well as those described elsewhere in this prospectus supplement and accompanying prospectus, and other factors that we may publicly disclose from time to time. Furthermore, such forward-looking statements speak only as of the date made.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Overview

We are an e-commerce consumer products goods company, operating primarily on the Amazon marketplace (“Amazon”). We were incorporated in Israel in March 2021, under the name Jeffs’ Brands Ltd to provide various services, such as management, operation and logistics, marketing and financial services to our subsidiaries that operate online stores for the sale of various consumer products on Amazon, utilizing the Fulfillment by Amazon (the “FBA”) model. As of the date of this prospectus supplement, we have six wholly-owned subsidiaries, held directly by us or through our subsidiaries: Smart Repair Pro, Top Rank Ltd., Fort Products Limited., Jeffs’ Brands Holdings Inc., Fort Products LLC and Pure NJ Logistics LLC (“Pure Logistics”). We also hold, through our subsidiary, Jeffs’ Brands Holdings Inc., a minority interest in SciSparc Nutraceuticals Inc. (“SNI”), to whom we provide a variety of professional and business support services. In addition to executing the FBA business model, we utilize internal methodologies to analyze sales data and patterns on Amazon in order to identify existing stores, niches and products that have the potential for development and growth, and for maximizing sales of existing proprietary products. We also use our own skills, know-how and profound familiarity with Amazon’s algorithm and all the tools that the FBA platform FBA has to offer. In some circumstances we scale the products and improve them.

Recent Developments

On April 30, 2025,the Company entered into a share purchase agreement (the “Smart Agreement”) with Plantify Foods, Inc. (TSXV: PTFY) a Canadian public company (“Plantify”), pursuant to which, on the terms and subject to the conditions of the Smart Agreement, the Company will sell to Plantify, and Plantify will purchase from the Company, all of the Company’s issued and outstanding equity interests of our subsidiary, Smart Repair Pro, to Plantify (the “Proposed Smart Transaction”).

Smart Repair Pro currently operates the Company’s stores on the Amazon U.S. Marketplace and owns Pure Logistics. Prior to the closing of the Proposed Smart Transaction (the “Closing”), the Company will enter into a share transfer agreement with Smart Repair Pro, pursuant to which all of the Company’s shares of Jeffs’ Brands Holdings Inc., which holds an approximately 49.1% ownership interest in SNI, will be transferred to Smart Repair Pro in exchange for shares of common stock of Smart Repair Pro. As a result, Jeffs’ Brands Holdings Inc. will become a direct, wholly-owned subsidiary of Smart Repair Pro and Smart Repair Pro will own approximately 49.1% ownership interest in SNI.

As consideration for the Proposed Smart Transaction, the Company will receive 40,375,000 common shares of Plantify at the Closing and up to an additional 129,000,000 common shares of Plantify, contingent upon the achievement of certain pre-determined milestones (the “Milestones”) following the Closing, each at a deemed price per share of CAD 0.347, representing an approximately 75% (or up to 90% in the event of the full achievement of the Milestones) post-closing equity interest in Plantify. The Proposed Smart Transaction is based on a total valuation of Plantify of approximately CAD 4.85 million (approximately US$3.39 million) (taking into account the full potential consideration and contingent on Plantify having a free cash position of at least CAD 300,000 (approximately US$207,000), after transaction costs) for Plantify and a total combined valuation for Smart Repair (together with Pure Logistics and SNI) of approximately CAD 17.125 million (approximately US$11.8 million). The Proposed Smart Transaction is expected to close by July 31, 2025, subject to customary closing conditions, and compliance with any regulatory approvals. There is no guarantee when or if the Proposed Smart Transaction will be completed.

Company Information

Our registered office and principal place of business is located at 7 Mezada Street, Bnei Brak, 5126112 Israel; Tel: (+972) (3) 771-3520. Our website address is https://www.jeffsbrands.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus supplement.

Implications of Being an Emerging Growth Company

We are an emerging growth company (“EGC), as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), enacted in April 2012. For as long as we continue to be an EGC, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an EGC until the earliest to occur of: (1) the last day of the fiscal year in which we have at least $1.235 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary after we become a public company.

Under the JOBS Act, EGCs can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. For as long as we continue to be an EGC, we have elected to use the extended transition period to enable us to comply with new or revised accounting standards and, therefore, we will adopt new or revised accounting standards at the time private companies adopt the new or revised accounting standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an EGC.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act, as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus supplement and in the documents and information incorporated by reference in this prospectus supplement, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement may be different than the information you receive from other public companies in which you hold equity securities.

The Offering

The following summary contains the principal terms of the Registered Direct Offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Issuer:	Jeffs’ Brands Ltd

Ordinary Shares and Pre-Funded Warrants offered by us:	662,500 Ordinary Shares and Pre-Funded Warrants to purchase up to 1,276,007 Ordinary Shares.

Offering price per Ordinary Share and Pre-Funded Warrant:	The purchase price of each Ordinary Share equals $0.30, and the purchase price of each Pre-Funded Warrant equals $0.2999 (the purchase price per Ordinary Share minus $0.0001, the exercise price per Ordinary Share). This Registered Direct Offering also relates to Ordinary Shares issuable upon exercise of any Pre-Funded Warrants sold in the Registered Direct Offering.

Ordinary Shares outstanding immediately after the offering:	6,415,350 Ordinary Shares, which assumes that all of the Pre-Funded Warrants issued in the Registered Direct Offering are exercised.

Use of Proceeds	We intend to use the net proceeds from this Registered Direct Offering for general corporate purposes, working capital purposes, including for potential acquisitions.

Listing	Our Ordinary Shares and Public Warrants are listed on the Nasdaq under the symbol “JFBR” and “JFBRW”, respectively. We do not intend to apply to list the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system.

Risk Factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page S-4 of this prospectus supplement, and “Item 3. - Key Information – D. Risk Factors” in the 2024 Annual Report, incorporated by reference herein, and other information included in or incorporated by reference into this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

The number of our Ordinary Shares to be outstanding immediately after the Registered Direct Offering is based on 4,476,843 Ordinary Shares outstanding as of May 27, 2025 and assumes that all of the Pre-Funded Warrants issued in the Registered Direct Offering are exercised. This number excludes:

●	121,154 Ordinary Shares reserved for issuance and available for future grant under our 2024 Share Incentive Option Plan;

●	1,986,480 Ordinary Shares issuable upon the exercise of certain Series A warrants (the “Series A Warrants”), at an exercise price of $0.698915 per Ordinary Share (subject to any further adjustment as provided therein);

●	760,720 Ordinary Shares issuable upon the exercise of a certain warrant issued on January 16, 2025 (the “January 2025 Warrant”), to purchase up to 760,720 Ordinary Shares at an exercise price of $0.698915 per Ordinary Share (subject to any further adjustment as provided therein);

●	181,819 Ordinary Shares issuable upon the exercise of certain warrants issued on March 18, 2025 (the “March 2025 Warrants”), at exercise price of $0.698915 per Ordinary Share (subject to any further adjustment as provided therein);

●	19,264 Ordinary Shares issuable upon the exercise of certain Series B warrants (the “Series B Warrants”), at an exercise price of $0.00013 per Ordinary Share;

●	79,477 Ordinary Shares issuable upon the exercise of outstanding warrants (including the Public Warrants) to purchase Ordinary Shares, at a weighted average exercise price of $192.79 per Ordinary Share, or, together with the Series A Warrants, Series B Warrants the January 2025 Warrant and the March 2025 Warrants, the Outstanding Warrants; and

●	2,992,184 Ordinary Shares issuable upon the conversion of a certain non-recourse convertible promissory note (the “Promissory Note”), issued on January 16, 2025.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described below and those contained in our periodic reports filed with the Securities and Exchange Commission (the “SEC”), including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our 2024 Annual Report, which is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

Risks Related to an Investment in our Securities and the Registered Direct Offering

We cannot assure you that our Ordinary Shares and Public Warrants will remain listed on Nasdaq or any other securities exchange.

On April 25, 2024, we received a written notice (the “Notice”), from Nasdaq indicating that we were not in compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share. Under Nasdaq Listing Rule 5810(c)(3)(A), we were granted an initial period of 180 calendar days to regain compliance with the minimum bid price requirement, and thereafter on October 23, 2024 we were granted an additional 180 calendar day period. Although we have since cured this deficiency by, among other things, effecting the November 2024 Reverse Split, and have regained compliance with Nasdaq Listing Rule 5550(a)(2), there is a risk that we could be subject to additional notices of delisting for failure to comply with Nasdaq Listing Rule 5550(a)(2) or other Nasdaq Listing Rules.

In addition, on January 17, 2025, the SEC approved an amendment to Nasdaq Listing Rule 5810(c)(3)(A)(iv), according to which, if a company fails to meet the minimum bid price requirement and the company has effected a reverse share split over the prior one-year period, the company would not be eligible for any compliance period and the Listing Qualifications Department will issue a Delisting Determination under Rule 5810 with respect to that company’s securities. This change will apply to a company even if the company was in compliance with the bid price requirement at the time of its prior reverse share split. In addition, if a company’s security fails to meet the bid price requirement and the company has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the company is not eligible for any compliance periods and Nasdaq must issue a Delisting Determination with respect to that security. Accordingly, there is a risk that if within one year of the November 2024 Reverse Split or any other future reverse share splits effected from time to time, our Ordinary Shares trade below $1.00 per share for 30 consecutive business days, we will not be eligible for any compliance period and the Listing Qualifications Department will issue a Delisting Determination for our Ordinary Shares by Nasdaq.

No assurance can be given that we will remain eligible to be listed on Nasdaq. In the event that our Ordinary Shares are delisted from Nasdaq due to our failure to continue to comply with the requirements for continued listing on Nasdaq, and are not eligible for listing on another exchange, trading in our Ordinary Shares and Public Warrants could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Ordinary Shares and Public Warrants, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Ordinary Shares to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

The offering price of the securities was set by our board of directors (the “Board”) and does not necessarily indicate the actual or market value of our Ordinary Shares.

Our Board approved the offering price and other terms of this Registered Direct Offering after considering, among other things: the number of shares authorized in our articles of association; the current market price of our Ordinary Shares; trading prices of our Ordinary Shares over time; the volatility of our Ordinary Shares; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The offering price may not be indicative of the fair value of the Ordinary Shares.

Substantial future sales or other issuances of our Ordinary Shares could depress the market for our Ordinary Shares.

Sales of a substantial number of shares of our Ordinary Shares, or other securities, or the perception by the market that those sales could occur, could cause the market price of our Ordinary Shares to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

An amount of 662,500 Ordinary Shares and an amount of 1,276,007 Pre-Funded Warrants to purchase up to 1,276,007 Ordinary Shares are being issued in this Registered Direct Offering. All such Pre-Funded Warrants issued are exercisable immediately.

Future issuances of our Ordinary Shares, or other equity securities could further depress the market for our Ordinary Shares.

We expect to continue incurring general and administrative costs associated with our operations, and to satisfy our funding requirements, we may need to sell additional equity securities. The sale or the proposed sale of substantial amounts of our Ordinary Shares, or other equity securities may adversely affect the market price of our Ordinary Shares and our Ordinary Shares price may decline substantially. Our shareholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. New equity securities issued may have greater rights, preferences or privileges than our existing Ordinary Shares.

We will have broad discretion in the use of the net proceeds to us from the Registered Direct Offering; we may not use the offering proceeds that we receive effectively.

Our management will have broad discretion in the application of the net proceeds to us from this Registered Direct Offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds to us from the Registered Direct Offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

Future issuances of Ordinary Shares or other securities may cause significant dilution of equity interests of existing shareholders and decrease the market price of our Ordinary Shares.

We have previously issued options and equity awards that are exercisable into a significant number of our Ordinary Shares. Should existing holders of options or equity awards exercise their securities into our Ordinary Shares, it may cause significant dilution of equity interests of existing holders of our Ordinary Shares and reduce the market price for our Ordinary Shares.

You may experience further dilution if we issue additional equity securities in future transactions.

To raise additional capital, we may in the future issue additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares at prices that may not be the same as the price per share in the Registered Direct Offering. We may issue shares or other securities in any other transaction at a price per share that is less than the price per share paid by investors in the Registered Direct Offering, and investors acquiring shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we issue additional Ordinary Shares or securities convertible or exchangeable into Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in the Registered Direct Offering.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in the
Registered Direct Offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

The Investor will have no rights as a shareholder until he acquires our Ordinary Shares.

Until the Investor acquires Ordinary Shares upon exercise of the Pre-Funded Warrants, he will have no rights with respect to our Ordinary Shares issuable upon exercise of the Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the Investor will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered hereby do not confer any rights of Ordinary Shares ownership, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Ordinary Shares at a fixed price. Moreover, following the Registered Direct offering, the market value of the Pre-Funded Warrants will be uncertain, and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed their public offering price.

USE OF PROCEEDS

We expect to receive net proceeds from this Registered Direct Offering of approximately $581 thousand, Net proceeds are what we expect to receive after paying expenses of this Registered Direct Offering. This estimates includes the proceeds, if any, received upon exercise of the Pre-Funded Warrants sold in the Registered Direct Offering.

We intend to use the net proceeds from this Registered Direct Offering, for general corporate and working capital purposes, including for potential acquisitions. The amounts and timing of our actual expenditures will depend on numerous factors and as a result we cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. Our management will have significant flexibility in applying the net proceeds of this Registered Direct Offering.

Pending our use of the net proceeds from this Registered Direct Offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities, as decided by our board of directors from time to time.

capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2024:

●	on an actual basis;

●	on a pro forma basis, to give effect to the issuances following December 31, 2024 of: (i) an aggregate of 555,209 Ordinary Shares upon the exercise of certain Series A Warrants; (ii) 523,545 Ordinary Shares as consideration to certain consultants; and (iii) an aggregate of 1,682,272 Ordinary Shares upon the partial conversion of the Promissory Note; and

●	on a pro forma as adjusted basis to give further effect to issuance of an aggregate of: (i) 662,500 Ordinary Shares; and (ii) 1,276,007 Ordinary Shares issuable upon the exercise of the Pre-Funded Warrants, in the Registered Offering Direct Purchase Agreement for aggregate net proceeds of approximately $581 thousand, assuming the exercise of all Pre-Funded Warrants, as if the issuance and sale of the Ordinary Shares and Pre-Funded Warrants had occurred on December 31, 2024.

You should read this table in conjunction with the section titled “Item 5. Operating and Financial Review and Prospects” of our 2024 Annual Report incorporated by reference herein.

As of December 31, 2024

U.S. dollars in thousands	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalent	$2,564	$4,335	4,916
Other assets	$11,160	$11,160	11,160
Other liabilities	1,947	1,947	1,947
Warrant liabilities	6,220	5,362	5,362
Shareholders’ equity:
Share capital and premium	21,637	24,265	26,365
Ordinary Shares, no par value: 90,000,000 Ordinary Shares authorized (actual) and 1,500,000,000 authorized (pro forma); 1,715,817 Ordinary Shares issued and outstanding (actual); 4,476,843 Ordinary Shares outstanding (pro forma); 6,415,350 Ordinary Shares outstanding (pro forma as adjusted)
Accumulated deficit	(16,080)	(16,080)	(16,080)
Total shareholders’ equity	5,557	8,185	8,767
Total capitalization*	$13,724	$15,495	16,076

*	Total capitalization is the sum of liabilities, equity and warrant liabilities.

The table above is based on 1,715,817 Ordinary Shares issued and outstanding as of December 31, 2024 and assumes that all of the Pre-Funded Warrants issued in the Registered Direct Offering are exercised. This number excludes:

●	121,154 Ordinary Shares reserved for issuance and available for future grant under our 2024 Share Incentive Option Plan;

●	3,027,760 Ordinary Shares issuable upon the exercise of the Outstanding Warrants with a weighted average exercise price of $5.86; and

2,992,184 Ordinary Shares issuable upon the conversion of the Promissory Note.

DIVIDEND POLICY

We have not paid any cash dividends on our Ordinary Shares to date, and we do not expect to pay cash dividends in the foreseeable future. Future dividend policy will depend on our earnings, capital requirements, financial condition, and other factors considered relevant by our board of directors. There are no non-statutory restrictions on our present ability to pay dividends. Any future determination to pay dividends will be made at the discretion of our board of directors.

DILUTION

If you invest in our securities in this Registered Direct Offering, your ownership interest will be diluted to the extent of the difference between the effective offering price per share of the Ordinary Shares and Pre-Funded Warrants and the as-adjusted net tangible book value per share of our Ordinary Shares immediately after the Registered Direct Offering.

Our historical net tangible book value as of December 31, 2024, was approximately $8.8 million, or $5.12 per Ordinary Share, based on 1,715,817 Ordinary Shares outstanding as of December 31, 2024. Net negative tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of Ordinary Shares outstanding as of December 31, 2024.

Our pro forma net tangible book of our Ordinary Shares was approximately $10.6 million, or $2.36 per Ordinary Share, based on 4,476,843 Ordinary Shares outstanding as of May 27, 2025, after giving effect to the issuances following December 31, 2024 of: (i) an aggregate of 555,209 Ordinary Shares upon the exercise of certain Series A Warrants; (ii) 523,545 Ordinary Shares as consideration to certain consultants; and (iii) an aggregate of 1,682,272 Ordinary Shares upon the partial conversion of the Promissory Note.

After giving effect to the issuance and sale in the Registered Direct Offering of 1,938,507 Ordinary Shares, assuming the exercise of all of the Pre-Funded Warrants, at a price per Ordinary Share of $0.30 (including the exercise price of $0.0001 for each Pre-Funded Warrant) and after deducting estimated offering expenses payable by us, our pro forma as-adjusted net tangible book value on an adjusted basis as of December 31, 2024 would have been $11.1 million, or approximately $1.74 per Ordinary Share. This represents an immediate decrease in net tangible book value of $4.02 per Ordinary Share to our existing holders of Ordinary Shares and an immediate dilution of $1.05 per Ordinary Shares to the Investor in the Registered Direct Offering, as illustrated in the following table:

Offering price per Ordinary Share	$0.30
Historical net tangible book value per Ordinary Share as of December 31, 2024	$5.12
Decrease in net tangible book value per Ordinary Share attributable to the pro forma adjustments described above	(2.76)
Pro forma net tangible book value per Ordinary Share as of December 31, 2024	2.36
Decrease in pro forma as adjusted net tangible book value per Ordinary Share attributable to the Registered Direct Offering	(0.62)
Pro forma as-adjusted net tangible book value per Ordinary Share after the Registered Direct Offering	$1.74
Dilution per Ordinary Share to the Investor in the Registered Direct Offering	$(1.44)

The information set forth above is based on 1,715,817 Ordinary Shares outstanding as of December 31, 2024, assumes that all of the Pre-Funded Warrants issued in the Registered Direct Offering are exercised and excludes as of that date:

●	121,154 Ordinary Shares reserved for issuance and available for future grant under our 2024 Share Incentive Option Plan;

●	3,027,760 Ordinary Shares issuable upon the exercise of the Outstanding Warrants with a weighted average exercise price of $5.86; and

●	2,992,184 Ordinary Shares issuable upon the conversion of the Promissory Note.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We entered into a Registered Direct Purchase Agreement directly with the Investor in connection with this Registered Direct Offering.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about May 28, 2025, subject to satisfaction of customary closing conditions.

The Registered Direct Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing.

Vik Hakmon, the Company’s chief executive officer and a director, may be deemed to have a personal interest in the Registered Direct Offering by virtue of being a family member of the controlling shareholder of L.I.A. Pure Capital Ltd., the Investor, and as such the Registered Direct Offering was approved by the Company’s audit committee and board of directors in accordance with the Israeli Companies Law-1999.

The Registered Direct Purchase Agreement and form of Pre-Funded Warrant will be included as exhibits to a Report of Foreign Private Issuer on Form 6-K to be filed with the SEC in connection with the Registered Direct Offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

We are offering up to 1,938,507 Ordinary Shares, assuming that all of the Pre-Funded Warrants issued in the Registered Direct Offering are exercised, through this prospectus supplement and the accompanying prospectus and the Registered Direct Purchase Agreement. The purchase price for each Ordinary Share is $0.300. The Ordinary Shares offered hereby will not be issued or certificated.

The material terms and provisions of our Ordinary Shares are described under the caption “Description of Securities” that served as Exhibit 2.10 to our 2024 Annual Report.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants, the form of which will be filed as an exhibit to a Report on Form of Foreign Private Issuer 6-K in connection with the Registered Direct Offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants. The purchase price for each Pre-Funded Warrant is $0.2999.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby has an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants are immediately exercisable and will expire when exercised in full. The exercise price and number of Ordinary Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Ordinary Shares and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Ordinary Shares purchased upon such exercise. The holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding Ordinary Shares immediately after exercise. No fractional Ordinary Shares will be issued in connection with the exercise of a Pre-Funded Warrant.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no established trading market for the Pre-Funded Warrants. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Ordinary Shares, the holder of the Pre-Funded Warrants do not have the rights or privileges of holders of Ordinary Shares, including any voting rights, until such Pre-Funded Warrants holder exercise their Pre-Funded Warrants.

LEGAL MATTERS

Certain legal matters concerning this Registered Direct Offering may be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus were passed upon for us by Meitar | Law Offices, Ramat Gan, Israel.

EXPERTS

The consolidated financial statements of Jeffs’ Brands Ltd appearing in our 2024 Annual Report, incorporated by reference in this prospectus, have been audited by Brightman Almagor Zohar & Co., Certified Public Accountants (Isr.), a firm in the Deloitte Global Network, an independent registered public accounting firm, as set forth in their report thereon, included therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Pure NJ Logistics LLC for the year ended December 31, 2024, incorporated by reference in this prospectus, have been audited by Elkana Amitai CPA, independent registered public accounting firm, as set forth in their report thereon, included therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus supplement is incorporated by reference from our 2024 Annual Report.

WHERE YOU CAN FIND MORE INFORMATION AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at https://Jeffsbrands.com. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

The SEC maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3, filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the Ordinary Shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above in the immediately preceding paragraph. Statements contained in this prospectus supplement, the accompanying prospectus supplement or any document incorporated by reference herein or therein about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

The following documents filed with or furnished to the SEC by us are incorporated by reference in this prospectus supplement and the accompanying prospectus:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	Our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on April 28, 2025, May 2, 2025, May 5, 2025, May 8, 2025 and May 15, 2025; and

●	The description of our securities contained in our Form 8-A filed on August 25, 2022 (File No. 001-41482), including as amended by Exhibit 2.10 to our Annual Report on Form 20-F filed on March 31, 2025 and any further amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F filed by us pursuant to the Exchange Act prior to the termination of the Registered Direct Offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof and thereof from the date of filing of such documents. We may also incorporate any Report of Foreign Private Issuer on Form 6-K subsequently submitted by us to the SEC prior to the termination of the Registered Direct Offering by identifying in such Reports of Foreign Private Issuer on Form 6-K that they are being incorporated by reference herein and in the accompanying prospectus, and any Report of Foreign Private Issuer on Form 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC that is incorporated by reference will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at Jeffs’ Brands Ltd, 7 Mezada Street, Bnei Brak, 5126112 Israel. Attention: Viki Hakmon, Chief Executive Officer, telephone number: (+972) (3) 771-3520.

PROSPECTUS

$50,000,000

JEFFS’ BRANDS LTD

Ordinary Shares

Warrants to purchase Ordinary Shares

Units

We may offer and sell from time to time in one or more offerings up to the total amount of $50,000,000 of our ordinary shares, no par value, or the Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants. We refer to the Ordinary Shares, the warrants, the units and the Ordinary Shares issued or issuable upon exercise of the warrants, collectively, as the securities. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

The Ordinary Shares and warrants issued as part of our initial public offering, or the Public Warrants, are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “JFBR” and “JFBRW”, respectively. On December 17, 2024, the last reported sale price of the Ordinary Shares and Public Warrants was $2.22 per Ordinary Share and $0.0215 per Public Warrant, respectively.

On December 17, 2024, the aggregate market value of our Ordinary Shares held by non-affiliates was $3,318,063, based on 1,715,817 Ordinary Shares outstanding and 1,494,623 Ordinary Shares held by non-affiliates and a per share price of $2.22 based on the closing sale price of our Ordinary Shares on December 17, 2024. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in the securities involves a high degree of risk. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or SEC, as described in “Risk Factors” beginning on page 3 of this prospectus and in our Annual Report on Form 20-f for the fiscal year ended December 31, 2023.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $50,000,000 of the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants in one or more offerings.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, references to the terms “Jeffs’ Brands,” “the Company,” “we,” “us,” “our” and similar terms, refer to Jeffs’ Brands Ltd, unless we state or the context implies otherwise.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” mean U.S. dollars.

Effective as of market open on November 20, 2024, we conducted a reverse split of our issued and outstanding Ordinary Shares at a ratio of 1-for-13, or the Reverse Split. All descriptions of our share capital, including share amounts and per share amounts in this prospectus are presented after giving effect to the Reverse Split.

This prospectus incorporates by reference statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report under generally accepted accounting principles in the United States, or U.S. GAAP, as issued by the Financial Accounting Standards Board, or the FASB.

ABOUT JEFFS’ BRANDS LTD

We are an e-commerce consumer products goods company, operating primarily on the Amazon marketplace. We were incorporated in Israel in March 2021, under the name Jeffs’ Brands Ltd to provide various services, such as management, operation and logistics, marketing and financial services to our subsidiaries that operate online stores for the sale of various consumer products on the Amazon marketplace, utilizing the Fulfillment by Amazon, or FBA, model — Smart Repair Pro, and Top Rank Ltd, or Top Rank. As of the date on this prospectus, we have five wholly-owned subsidiaries: Smart Repair Pro, Top Rank, Fort Products Ltd., Jeffs’ Brands Holdings Inc., and Fort Products LLC. We also hold a minority interest in SciSparc Nutraceuticals Inc., to whom we provide a variety of professional and business support services. In addition to executing the FBA business model, we utilize internal methodologies to analyze sales data and patterns on the Amazon marketplace in order to identify existing stores, niches and products that have the potential for development and growth, and for maximizing sales of existing proprietary products. We also use our own skills, know-how and profound familiarity with the Amazon algorithm and all the tools that the FBA platform FBA has to offer. In some circumstances we scale the products and improve them.

Our Ordinary Shares and Public Warrants are listed on the Nasdaq under the symbol “JFBR” and “JFBRW”, respectively. Our principal executive offices are located at 7 Mezada Street Bnei Brak, 5126112 Israel. Our telephone number in Israel is: (+972) (3) 6893124. Our website address is http://www.jeffsbrands.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus.

Recent Developments

Non-Binding Memorandum of Understanding to Acquire a Logistics Center in New Jersey

On May 20, 2024, we entered into a non-binding memorandum of understanding, or the MOU, to acquire a company that operates a strategically located logistics center in New Jersey, or the Logistics Warehouse Company. Pursuant to the terms of the MOU, subject to the successful completion of due diligence by both parties, the execution of binding definitive agreements with respect to the transaction, which shall include customary closing conditions, and compliance with any regulatory approvals, we will acquire a 100,000-square-foot facility equipped with 20 loading docks, with the goal of enhancing the Company’s supply chain capabilities, or the Warehouse Acquisition. There is no guarantee when or if the Warehouse Acquisition will be completed. Certain of our directors and officers may be deemed to have a personal interest in the Warehouse Acquisition by virtue of holding or being a family member of a holder, of an equity interest in the Logistics Warehouse Company.

Non-Binding Letter of Intent for the Sale of Smart Repair Pro

On October 30, 2024, we entered into a non-binding letter of intent, or the Smart LOI, for the sale of one of our wholly owned subsidiaries, Smart Repair Pro, to a U.S. public company, traded on the OTC pink sheets, or the Acquiring Company, at a valuation of approximately $13.125 million, or the Smart Transaction. Pursuant to the terms of the Smart LOI, subject to the successful completion of due diligence by both parties, the execution of binding definitive agreements with respect to the Smart Transaction, which shall include customary closing conditions, and compliance with any regulatory approvals, we will transfer all the shares of capital stock of Smart Repair Pro to the Acquiring Company, in exchange for 75% of the Acquiring Company’s issued and outstanding shares (on a fully diluted basis), as the base payment upon closing. Upon the achievement of certain milestones, including the uplisting of the Acquiring Company to a national U.S. securities exchange within three years from the closing of the Smart Transaction, we will receive an additional 15% equity stake in the Acquiring Company, as a deferred payment. The Smart Transaction is expected to close during the first quarter of 2025. There is no guarantee when or if the Smart Transaction will be completed.

RISK FACTORS

Investing in our securities involves risks. You should consider carefully the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our most recent Annual Report on Form 20-F for the year ended December 31, 2023, or the 2023 Annual Report, or any updates in our Reports of Foreign Private Issuer on Form 6-K, which are incorporated by reference in this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Risks Related to Our Incorporation, Location and Operations in Israel

Political, economical and military conditions in Israel, including the attack by Hamas, hostilities with Hezbollah and Iran other terrorist organizations from the region, and Israel’s war against them, may adversely affect our operations and limit our ability to market our products, which would lead to a decrease in revenues.

Our offices and management team are located in Israel. Accordingly, political, economic, and military conditions in Israel and the surrounding region may directly affect our business and operations.

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Since the commencement of these events, there have been additional active hostilities, including with Hezbollah in Lebanon, the Houthi movement which controls parts of Yemen, and most recently with Iran. As a result of numerous attacks on marine vessels traversing the Red Sea launched by the Houthi movement we have experienced delays in supplier deliveries, extended lead times, and increased cost of freight, increased insurance costs, purchased materials and manufacturing labor costs. We currently do not experience such delays and the cost of freight is nearly back to the prices prior to the attacks in October 2023, but there is no assurance that we will not experience in the future such delays. The risk of ongoing supply disruptions may further result in delayed deliveries of our products. It is possible that these hostilities will re-escalate in the future into a greater regional conflict, and that additional terrorist organizations and countries will actively join the hostilities. The intensity and duration of Israel’s current war against Hamas, Hezbollah, and other terror organizations is difficult to predict, as are such war’s economic implications on the Company’s business and operations and on Israel’s economy in general. These events may imply wider macroeconomic indications of a deterioration of Israel’s economic standing (including as the result of a downgrade in Israel’s credit rating by certain credit rating agencies), which may have a material adverse effect on the Company and its ability to effectively conduct its operations.

The military hostilities have included and may include terror, missile and drone attacks. In the event that our facilities are damaged as a result of hostile actions, or hostilities otherwise disrupt our ongoing operations, our ability to deliver or provide products and services in a timely manner to meet our contractual obligations towards customers and vendors could be materially and adversely affected. Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that such government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business.

In addition, some countries around the world restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continue or increase. These restrictions may limit materially our ability to manufacture or obtain raw materials for our products from these countries or sell our products to customers in these countries. In addition, there have been increased efforts by countries, activists and organizations to cause companies and consumers to boycott Israeli goods and services. In addition, in January 2024 the International Court of Justice, or ICJ, issued an interim ruling in a case filed by South Africa against Israel in December 2023, making allegations of genocide amid and in connection with the war in Gaza, and ordered Israel, among other things, to take measures to prevent genocidal acts, prevent and punish incitement to genocide, and take steps to provide basic services and humanitarian aid to civilians in Gaza. There are concerns that companies and businesses will terminate, and may have already terminated, certain commercial relationships with Israeli companies following the ICJ decision. The foregoing efforts by countries, activists and organizations, particularly if they become more widespread, as well as the ICJ rulings and future rulings and orders of other tribunals against Israel (if handed), may materially and adversely impact our ability to sell our products outside of Israel.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus, as well as in our 2023 Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein, and any prospectus supplement.

capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2024. You should read this table in conjunction with “Item 5. Operating and Financial Review and Prospects” and our financial statements and related notes included in our 2023 Annual Report, incorporated by reference herein. You should also read this in conjunction with the items titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Interim Consolidated Financial Statements as of June 30, 2024” as furnished to the SEC on the Report of Foreign Private Issuer on Form 6-K, furnished on September 30, 2024, incorporated by reference herein.

As of
U.S. dollars in thousands	June 30, 2024
(Unaudited)
Cash and cash equivalents	$2,815
Other assets	$12,643
Other liabilities	1,859
Warrant liabilities	6,406
Shareholders’ equity:
Share capital and premium	19,344
Ordinary Shares, no par value: 90,000,000 Ordinary Shares authorized; 706,025 Ordinary Shares issued and outstanding
Accumulated deficit	(12,151)
Total shareholders’ equity	7,193
Total capitalization*	$15,458

*	Total capitalization is the sum of liabilities, equity and warrant liabilities.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for working capital and other general corporate purposes, as well as for potential acquisitions, to advance our corporate purposes and pursuing strategic opportunities including expanding our pipeline. Our management will have significant flexibility in applying the net proceeds of this offering.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants.

The total dollar amount of all securities that we may issue under this prospectus will not exceed $50,000,000. The actual price per share of the Ordinary Shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Ordinary Shares

General

The following are summaries of material provisions of our articles of association, or Articles, and the Israeli Companies Law 5759-1999, or the Companies Law, insofar as they relate to the material terms of our Ordinary Shares, and do not purport to be complete.

As of December 17, 2024, our authorized share capital consisted of 90,000,000 Ordinary Shares, no value per share. As of December 17, 2024, 1,715,817 Ordinary Shares were issued and outstanding. All of our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right.

Our Ordinary Shares are listed on the Nasdaq under the symbol “JFBR”.

Articles of Association

Purposes and Objects of the Company

Our purpose as stated in our Articles of Association includes every lawful purpose.

The Powers of the Directors

Our board of directors shall direct our policy and shall supervise the performance of our Chief Executive Officer and his actions. Our board of directors may exercise all powers that are not required under t the Companies Law, or under our Articles of Association to be exercised or taken by our shareholders.

Rights Attached to Shares

Our Ordinary Shares shall confer upon the holders thereof:

●

equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Transfer of Shares

Our fully paid Ordinary Shares are issued in registered form and may be freely transferred under our Articles of Association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of the Nasdaq. The ownership or voting of Ordinary Shares by non-residents of Israel is not restricted in any way by our Articles of Association, or the laws of the State of Israel, except for ownership by nationals of some countries that are, have been, or will be, in a state of war with Israel.

Election of Directors

Under our Articles of Association, our board of directors must consist of not less than three but no more than twelve directors. Each of our directors, other than the external directors, for whom special election requirements apply under the Companies Law, are appointed by a simple majority vote of holders of Ordinary Shares, participating and voting at an annual general meeting of our shareholders. Our directors are classified, with respect to the term for which they each severally hold office, into three classes, as nearly equal in number as practicable, and designated as Class I, Class II and Class III, with one class being elected each year at the annual general meeting of our shareholders, and serve on our board of directors until the third annual general meeting following such election or re-election or until they are removed by a vote of 70% of the total voting power of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events in accordance with the Companies Law and our Articles of Association. The initial Class I directors hold office until the annual general meeting to be held in 2026 and until their successors have been elected and qualified. The initial Class II directors will hold office until the annual general meeting to be held in 2027 and until their successors have been elected and qualified. The initial Class III directors will hold office until the annual general meeting to be held in 2025 and until their successors have been elected and qualified. The board of directors may assign members of the Board already in office to such classes at the time such classification becomes effective. If the number of directors is changed, any newly created directors or decrease in directors must be apportioned by the board among the classes to make them equal in number. In addition, our Articles of Association allow our board of directors to appoint directors to fill vacancies and/or as an addition to the board of directors (subject to the maximum number of directors). A director so appointed will hold office until the next annual general meeting of our shareholders for the election of the class of directors in respect of which the vacancy was created, or in the case of a vacancy due to the number of directors being less than the maximum number of directors, until the next annual general meeting of our shareholders for the election of the class of directors to which such director was assigned by our board of directors. External directors, if any, are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of Ordinary Shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our Articles of Association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to the Company’s most recently reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, then we may distribute dividends only with court approval; as a company listed on an exchange outside of Israel, however, court approval is not required if the proposed distribution is in the form of an equity repurchase, provided that we notify our creditors of the proposed equity repurchase and allow such creditors an opportunity to initiate a court proceeding to review the repurchase. If within 30 days such creditors do not file an objection, then we may proceed with the repurchase without obtaining court approval. In each case, we are only permitted to distribute a dividend if our board of directors and, if applicable, the court determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of the Company’s liquidation, after satisfaction of liabilities to creditors, its assets will be distributed to the holders of Ordinary Shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights which may be authorized in the future.

Exchange control

There are currently no Israeli currency control restrictions on remittances of dividends on Ordinary Shares, proceeds from the sale of the Ordinary Shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that at the time are, or have been, in a state of war with Israel.

Annual and Special Meetings

Under the Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our board of directors, that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our board of directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special general meeting of our shareholders upon the written request of: (a) any two of our directors or such number of directors equal to one quarter of the directors then at office; and/or (b) As a company listed on an exchange in the U.S., one or more shareholders holding, in the aggregate, (i) 10% or more of our outstanding issued shares and 1% of our outstanding voting power or (ii) 10% or more of our outstanding voting power.

Under the Companies Law, one or more shareholders holding at least 1% of the voting rights at the general meeting of shareholders may request that the board of directors include a matter in the agenda of a general meeting of shareholders to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. Notwithstanding the foregoing, as a company listed on an exchange outside of Israel, a matter relating to the appointment or removal of a director may only be requested by one or more shareholders holding at least 5% of the voting rights at the general meeting of the shareholders.

Our Articles of Association contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for general meetings. Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and forty days prior to the date of the meeting. Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our Articles of Association;

●	the exercise of our board of director’s powers by a general meeting if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;

●	appointment or termination of our auditors;

●	appointment of directors, including external directors;

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions and certain compensation matters) and any other applicable law;

●	increases or reductions of our authorized share capital; and

●	a merger (as such term is defined in the Companies Law).

Notices

The Companies Law and our Articles of Association require that a notice of any annual or special shareholders meeting be provided at least 14 or 21 days prior to the meeting (as applicable), and if the agenda of the meeting includes, among other things, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the company’s chief executive officer to serve as the chairman of the board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

As permitted under the Companies Law, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them at least 25% of the total outstanding voting power. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

If a special general meeting was summoned following the request of a shareholder, and within half an hour a legal quorum shall not have been formed, the meeting shall be cancelled.

Adoption of Resolutions

Our Articles of Association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required under the Companies Law or our Articles of Association. A shareholder may vote in a general meeting in person, by proxy or by a written ballot.

In order to amend our Articles of Association, in addition and prior to the approval of a general meeting of shareholders, the approval of the board of directors with the affirmative vote of a majority of the directors then in office and entitled to vote thereon is required in order to approve any amendment to the Articles of Association.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, any modification of rights attached to any class of shares must be adopted by the holders of a majority of the shares of that class present a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities in our Articles of Association. In certain circumstances the Public Warrants and other outstanding warrants have restrictions upon the exercise of such warrants if such exercise would result in the holders thereof owning more than 4.99% or 9.99% of our Ordinary Shares upon such exercise, as further described below.

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register (including with respect to material shareholders), our Articles of Association, our financial statements, other documents as provided in the Companies Law, and any document we are required by law to file publicly with the Israeli Registrar of Companies or the Israeli Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. We may deny a request to review a document if it determines that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise impair its interests.

Anti-Takeover Provisions

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company who would, as a result, hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. A shareholder who had its shares so transferred may petition an Israeli court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to petition the court for appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the full tender offer. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer. Shares purchased in contradiction to the full tender offer rules under the Companies Law will have no rights and will become dormant shares.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if (i) the acquisition occurs in the context of a private placement by the company that received shareholder approval as a private placement whose purpose is to give the purchaser 25% or more of the voting rights in the company, if there is no person who holds 25% or more of the voting rights in the company or as a private placement whose purpose is to give the purchaser 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (ii) the acquisition was from a shareholder holding 25% or more of the voting rights in the company and resulted in the purchaser becoming a holder of 25% or more of the voting rights in the company, or (iii) the acquisition was from a shareholder holding more than 45% of the voting rights in the company and resulted in the purchaser becoming a holder of more than 45% of the voting rights in the company. A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. The board of directors shall also disclose any personal interest that any of the directors has with respect to the special tender offer or in connection therewith. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer and they will be considered to have accepted the offer from the first day it was made.

In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity at the time of the offer may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the special tender offer rules under the Companies Law will have no rights and will become dormant shares.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain conditions described under the Companies Law are met, a simple majority of the outstanding shares of each party to the merger that are represented and voting on the merger. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies. For purposes of the shareholder vote of a merging company whose shares are held by the other merging company, or by a person or entity holding 25% or more of the voting rights at the general meeting of shareholders of the other merging company, or by a person or entity holding the right to appoint 25% or more of the directors of the other merging company, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voted on the matter at the general meeting of shareholders (excluding abstentions) that are held by shareholders other than the other party to the merger, or by any person or entity who holds 25% or more of the voting rights of the other party or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders. If a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

Under the Companies Law, each merging company must deliver to its secured creditors the merger proposal and inform its unsecured creditors of the merger proposal and its content. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of a merging company, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger is filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies is obtained.

Anti-Takeover Measures

The Companies Law allows us to create and issue shares having rights different from those attached to the Ordinary Shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. No preferred shares are authorized under our Articles of Association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of the Ordinary Shares. The authorization and designation of a class of preferred shares will require an amendment to our Articles of Association, which requires the prior approval of the holders of a majority of the voting power attached to our issued and outstanding shares at a general meeting of our shareholders. The convening of the meeting, the shareholders entitled to participate and the vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and our Articles of Association.” In addition, we have a classified board structure, which effectively limits the ability of any investor or potential investor or group of investors or potential investors to gain control of our board of directors.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

●	increase our registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

●	cancel any registered share capital which have not been taken or agreed to be taken by any person;

●	consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;

●	subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and

●	reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

Exclusive Forum

Our Articles of Association provide that, unless the Company consents in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Law or the Securities Law. Our Articles of Association further provide, that the federal district courts of the United States of America, shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, New York 11598.

Warrants

We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement or other evidence. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	exchange distributions and/or secondary distributions;

●	the number of securities purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of Ordinary Shares issuable upon exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

Units

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our Ordinary Shares, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●	the terms of the units and of the Ordinary Shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any warrants or units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant or unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable warrant or unit agreement if we offer units, see “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	through agents to the public or to investors;

●	to one or more underwriters for resale to the public or to investors;

●	to the extent we are eligible, in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to investors in privately negotiated transactions;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices;

●	upon the exercise of warrants; or

●	negotiated prices.

The accompanying prospectus supplement will describe the terms of the offering of our securities, including:

●	the name or names of any agents or underwriters;

●	any securities exchange or market on which the Ordinary Shares may be listed;

●	the purchase price and commission, if any, to be paid in connection with the sale of the securities being offered and the proceeds we will receive from the sale;

●	negotiated prices;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any options pursuant to which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into a purchase agreement with the purchaser to be named therein, which will be described in a Report of Foreign Private Issuer on Form 6-K that we will file with the SEC. In that Report of Foreign Private Issuer on Form 6-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of securities to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We may provide underwriters and agents with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters or agents may make with respect to these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business. We will describe such relationships in the prospectus supplement naming the underwriter or agent and the nature of any such relationship.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed. However, underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●	Options to purchase additional stock and syndicate covering transactions — Underwriters may sell more securities than the number of shares that they have committed to purchase in any underwritten offering. This creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through their option. Naked short sales are short sales in excess of the option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

●	Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the shares.

If commenced, the underwriters may discontinue any of these activities at any time.

Our Ordinary Shares are traded on Nasdaq. One or more underwriters may make a market in our Ordinary Shares, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our Ordinary Shares.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in that market in the Ordinary Shares in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Ordinary Shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Certain U.S. legal matters concerning the issuance of the securities offered by this prospectus were and will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain Israeli legal matters with respect to the legality of the issuance of the securities offered by this prospectus were and will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel.

EXPERTS

The consolidated financial statements of Jeffs’ Brands Ltd appearing in our 2023 Annual Report, have been audited by Brightman Almagor Zohar & Co., Certified Public Accountants (Isr.), a firm in the Deloitte Global Network, an independent registered public accounting firm, as set forth in their report thereon, included therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing fees and expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $42,655 which at the present time include the following categories of expenses:

Registration fee	$7,655
Printer fees and expenses	$5,000
Legal fees and expenses	$20,000
Accounting fees and expenses	$10,000
Total	$42,655

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 1, 2024;

●	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on April 30, 2024, May 20, 2024, June 11, 2024, July 16, 2024, July 17, 2024, September 30, 2024, October 25, 2024, November 15, 2024, November 27, 2024 and December 6, 2024; and

●	the description of our securities contained in our Form 8-A filed with the SEC on August 25, 2022 (File No. 001-41482), including as amended by Exhibit 2.8 to our Annual Report on Form 20-F filed with the SEC on April 1, 2024 and any further amendment or report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and any prospectus supplement and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Reports of Foreign Private Issuer on Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Reports of Foreign Private Issuer on Form 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Reports of Foreign Private Issuer on Form 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Jeffs’ Brands Ltd, 7 Mezada Street, Bnei Brak, 5126112 Israel. Attention: Viki Hakmon, Chief Executive Officer, telephone number: (+972) (3) 771-3520.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and may furnish to the SEC, on Report of Foreign Private Issuer on Form 6-K, unaudited interim financial information.

You can review our SEC filings and the registration statements by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at http://www.jeffsbrands.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statements of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning Israel is not the most appropriate forum to bring such a claim. In Israeli courts, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process and certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Jeffs’ Brands Ltd

662,500 Ordinary Shares

Pre-Funded Warrants to Purchase up to 1,276,007 Ordinary Shares

Up to 1,276,007 Ordinary Shares underlying Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

May 28, 2025